Exhibit 99.1

Chicago Executive Airport Announces Sky Harbour Hangar Campus Development

Wheeling, IL – October 11th, 2023 – Chicago Executive Airport (PWK) and Sky Harbour Group [Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS)] today announced the execution of an agreement for the development of a Sky Harbour Home Base campus at PWK, the leading General Aviation airport in the Chicago area.

The Sky Harbour campus, to be developed on approximately 25 acres, is expected to create or sustain hundreds of local jobs and generate approximately $550MM in economic benefits. The campus will offer “the best home base in business aviation” to house approximately twenty of the Chicago area’s top corporate and privately-owned business jets in private hangars, with line-services dedicated exclusively to based tenants, offering “the shortest time to wheels-up in business aviation.”

Court Harris, Chairman of the Chicago Executive Airport Board, noted, “Sky Harbour brings unique and differentiated benefits to PWK, to the communities of Prospect Heights and Wheeling, and to the Chicago area in general. We appreciate the spirit of partnership and professionalism that the Sky Harbour team has brought to this relationship. We value the company’s track record of delivering on its commitments, and look forward to working together to enhance PWK’s value, both to the local community and to the business aviation community.”

The Chicago Executive Airport campus joins Sky Harbour campuses now operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), and Miami Opa-Locka Executive Airport (OPF); campuses in development at Denver Centennial Airport (APA), Phoenix Deer Valley Airport (DVT) and Dallas’s Addison Airport (ADS); and additional campuses soon to be announced.

Tal Keinan, Sky Harbour’s Chairman and Chief Executive Officer, commented, “Chicago Executive Airport is among the best-managed business aviation airports in the United States, serving one of the country’s top business aviation markets. Sky Harbour is honored to be joining the PWK community and committed to maximizing the long-term benefits of a Sky Harbour campus to Prospect Heights, Wheeling, Cook County, and the Greater Chicago area.

About Chicago Executive Airport

Chicago Executive is a top reliever airport for Chicago O’Hare International (ORD), accepting some 100,000 corporate, charter and light recreational aircraft annually. Located just 10 miles north of ORD, Chicago Executive Airport is jointly owned by the Village of Wheeling and City of Prospect Heights. Visit us at chiexec.com for additional information.

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of Sky Harbour Group (“SHG”) may include statements for the period following the consummation of the business combination. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of SHG as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in the public filings made or to be made with the SEC by SHG, including the filings described above, regarding the following: expectations regarding SHG’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and SHG’s ability to invest in growth initiatives; SHG’s ability to scale and build the hangars currently under development or planned in a timely and cost-effective manner; the implementation, market acceptance and success of SHG’s business model and growth strategy; the success or profitability of SHG’s hangar facilities; SHG’s future capital requirements and sources and uses of cash; SHG’s ability to obtain funding for its operations and future growth; developments and projections relating to SHG’s competitors and industry; the ability to recognize the anticipated benefits of the business combination; geopolitical risk and changes in applicable laws or regulations; the possibility that SHG may be adversely affected by other economic, business, and/or competitive factors; operational risk; risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on SHG’s business operations, as well as SHG’s financial condition and results of operations. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of SHG prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. SHG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Chicago Executive Airport Public Affairs: tori@serafin.com

Sky Harbour Airport Relations: estolpman@skyharbour.group

Sky Harbour Member Relations: asigourney@skyharbour.group

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco Gonzalez